UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2005

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 24, 2005, the Compensation Committee of The Williams Companies, Inc. ("Williams") Board of Directors (the "Compensation Committee") determined that under Williams’ 2004 annual incentive program Williams had exceeded the Economic Value Added incentive target established by the Compensation Committee in January 2004 and approved awards for eligible employees including $2,740,000 for Mr. Steven J. Malcolm, Chairman, President and Chief Executive Officer; $680,000 for Mr. James J. Bender, Sr. Vice President and General Counsel; $1,096,000 for Mr. Donald R. Chappel, Sr. Vice President and Chief Financial Officer; $701,000 for Mr. Michael P. Johnson, Sr. Vice President and Chief Administrative Officer; and $696,000 for Mr. Phillip D. Wright, Sr. Vice President, Williams Gas Pipelines. The amount awarded to the other executive officers totaled $2,673,590. The awards include an amount to be reserved in excess of an established maximum cash payout under the annual incentive program. The reserved amount can be earned in future years if established performance targets are met, but is subject to loss if such performance targets are not met.

On February 24, 2005, the Compensation Committee also determined that Williams had attained the performance target established in February 2004 for the vesting of the first one-third of the 2004 awards of performance-based deferred shares. Based on the Committee’s certification, such shares were vested as of February 25, 2005. The vested shares will be issued no earlier than at the end of five years from the February 2004 grant date, except in the event of death, disability or a change-in-control in which case the shares will be issued as soon as practicable after the event. As reported to the Securities and Exchange Commission on applicable Form 4s, Mr. Steven J. Malcolm, Chairman, President and Chief Executive Officer, and the other executive officers of the Company were granted such performance-based deferred shares in February 2004.

On February 24, 2005, the Compensation Committee also approved 2005 equity awards including grants of stock options, time-based deferred shares and performance-based deferred shares for Mr. Steven J. Malcolm, Chairman, President and Chief Executive Officer, the other executive officers and other eligible employees. The awards were granted on February 25, 2005. The equity awards to individuals subject to Section 16 of the Securities and Exchange Act of 1934 have been filed with the Securities and Exchange Commission on applicable Form 4s. The stock options will vest in thirds over a three year period. The time-based deferred stock will vest at the end of a three year period. Recipients of the performance-based deferred shares will have the opportunity to vest in such shares at the end of a three year period if the recipient remains an active employee of the Company until March 15, 2008, and the Committee certifies that the Company has met the performance measure previously defined by the Committee. One-third of such shares are at risk for performance in each of the three years. If the performance is not met for any of the three years, the shares at risk for the year will not be eligible for vesting. In the event of death, disability or a change-in-control, any shares for which the Committee has certified performance and any shares at risk for future performance will be issued as soon as practicable after the event. The Compensation Committee also established an improvement in Economic Value Added as the target for the first year of the three year term.

The 2005 equity awards were granted subject to the terms of the grant agreements, the form of which are filed herewith as Exhibit 99.1, Exhibit 99.2, and Exhibit 99.3 and incorporated by reference herein.

Economic Value Added is a registered trademark of Stern, Stewart and Co.

Item 8.01. Other Events.

See the disclosure under Item 1.01 of this report, which is incorporated by reference into this Item 8.01 in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Exhibits.

99.1 Form of Stock Option Agreement among Williams and certain employees and officers.

99.2 Form of 2005 Deferred Stock Agreement amoung Williams and certain employees and officers.

99.3 Form of 2005 Performance-Based Deferred Stock Agreement among Williams and certain employees and officers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Williams Companies, Inc.

March 2, 2005	By:	Brian K. Shore

Name: Brian K. Shore
Title: Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Form of Stock Option Agreement among Williams and certain employees and officers
99.2	Form of 2005 Deferred Stock Agreement among Williams and certain employees and officers
99.3	Form of 2005 Performance-Based Deferred Stock Agreement among Williams and certain employees and officers